                                                     EXHIBIT 11a

           BUSINESS RECORDS CORPORATION HOLDING COMPANY
                COMPUTATION OF EARNINGS PER SHARE


                                              Three Months Ended September 30,
                                                     1995          1994
Primary:

Net income . . . . . . . . . . . . . . . . .      $2,748,000    $3,903,000

Weighted average number of shares
 outstanding . . . . . . . . . . . . . . . .       6,427,000     6,114,000
Additional weighted average
 shares from assumed exercise of
 dilutive stock options, net of
 shares assumed to be repurchased
 with proceeds at average market
 price during the period . . . . . . . . . .         204,000       221,000
                                                   6,631,000     6,335,000

Primary earnings per share . . . . . . . . .      $      .41    $      .62



Assuming full dilution:

Net income . . . . . . . . . . . . . . . . .      $2,748,000    $3,903,000

Add interest expense on
 convertible notes and
 debentures, net of tax. . . . . . . . . . .             ---        20,000
     Adjusted net income . . . . . . . . . .      $2,748,000    $3,923,000

Weighted average number of
 shares outstanding. . . . . . . . . . . . .       6,427,000     6,114,000
Additional weighted average
 shares from assumed exercise of
 dilutive stock options, net of
 shares assumed to be repurchased
 with proceeds at the greater of
 average market price during the
 period or period end market price . . . . .         225,000       401,000
Additional weighted average shares
 from assumed conversion of notes
 and conversion of debentures. . . . . . . .             ---        95,000
                                                   6,652,000     6,610,000

Fully diluted earnings per share . . . . . .      $      .41    $      .59

                                                      EXHIBIT 11b

           BUSINESS RECORDS CORPORATION HOLDING COMPANY
                COMPUTATION OF EARNINGS PER SHARE


                                               Nine Months Ended September 30,
                                                     1995          1994
Primary:

Net income . . . . . . . . . . . . . . . . .     $ 7,799,000   $10,219,000

Weighted average number of shares
 outstanding . . . . . . . . . . . . . . . .       6,322,000     5,701,000
Additional weighted average
 shares from assumed exercise of
 dilutive stock options, net of
 shares assumed to be repurchased
 with proceeds at average market
 price during the period . . . . . . . . . .         183,000       281,000
                                                   6,505,000     5,982,000

Primary earnings per share . . . . . . . . .     $      1.20   $      1.71



Assuming full dilution:

Net income . . . . . . . . . . . . . . . . .     $ 7,799,000   $10,219,000

Add interest expense on
 convertible notes and
 debentures, net of tax. . . . . . . . . . .          20,000       242,000
     Adjusted net income . . . . . . . . . .     $ 7,819,000   $10,461,000

Weighted average number of
 shares outstanding. . . . . . . . . . . . .       6,322,000     5,701,000
Additional weighted average
 shares from assumed exercise of
 dilutive stock options, net of
 shares assumed to be repurchased
 with proceeds at the greater of
 average market price during the
 period or period end market price . . . . .         208,000       401,000
Additional weighted average shares
 from assumed conversion of notes
 and conversion of debentures. . . . . . . .          95,000       384,000
                                                   6,625,000     6,486,000

Fully diluted earnings per share . . . . . .     $      1.18   $      1.61